EXHIBIT 99.1

Akorn Provides First Quarter 2020 Results

LAKE FOREST, Ill., May 11, 2020 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq: AKRX), a leading specialty pharmaceutical company, today announced its financial results for the first quarter of 2020.

First Quarter 2020 Results and Recent Developments

  Net revenue was $205 million, up $39 million, 23% from the prior year quarter
  Net loss was $257 million, compared to $82 million loss in the prior year quarter
  Adjusted EBITDA was $59 million, compared to $23 million in the prior year quarter
  Discussions with lenders regarding the sale process and Chapter 11 filing are on-going
  Received Establishment Inspection Report (EIR) and Voluntary Action Indicated (VAI) status for February 2020 inspection of Akorn’s Hettlingen, Switzerland manufacturing facility

Summary Financial Results for the Quarter Ended March 31, 2020

Akorn's reported net revenue was $204.7 million for the three month period ended March 31, 2020, representing an increase of $38.8 million, or 23.4%, as compared to net revenue of $165.9 million for the three month period ended March 31, 2019.  The increase in net revenue in the period was primarily due to increases of $23.0 million, $9.0 million, and $6.8 million in discontinued products revenue, organic revenue and new products, respectively.  The $23.0 million increase in discontinued products revenue was primarily driven by an unapproved product that has since been discontinued.  The $9.0 million increase in organic revenue was due to approximately $21.6 million, or 14.2% of favorable price variance primarily due to 2019 price increases on certain exclusive products partially offset by $12.5 million, or 8.2% in volume decline principally due to lower sales of Myorisan®.

Consolidated gross profit for the quarter ended March 31, 2020, was $94.5 million, or 46.2% of net revenue, compared to $53.5 million, or 32.3% of net revenue, in the corresponding prior year quarter.  The increase in the gross profit percentage was principally due to decreased costs associated with FDA compliance related improvement activities, favorable price and product mix, including the sale of an unapproved product that has since been discontinued.

GAAP net (loss) for the first quarter of 2020, was $(256.7) million, or $(2.01) per diluted share, compared to GAAP net (loss) of $(82.2) million, or $(0.65) per diluted share, for the same quarter of 2019.  After a net adjustment of $302 million to net income for non-GAAP items, adjusted diluted earnings per share for the first quarter of 2020 was $0.36, compared to $0.01 in the same quarter of 2019, after a net adjustment of $84 million to net income for non-GAAP items.  See "Non-GAAP Financial Measures" below.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $(241.9) million for the first quarter of 2020, compared to $(47.7) million for the first quarter of 2019.  Adjusted EBITDA, which is a non-GAAP measure used by management to evaluate the performance of the Akorn business, was $58.6 million for the first quarter of 2020, compared to $23.4 million for the first quarter of 2019.  See "Non-GAAP Financial Measures" below.

About Akorn:

Akorn, Inc. is a specialty pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals.  Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals.  Additional information is available on Akorn’s website at www.akorn.com.

Non-GAAP Financial Measures:

To supplement Akorn’s financial results presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP (also referred to as “adjusted” or “non-GAAP adjusted”) financial measures in this press release and the accompanying tables, including (1) EBITDA, (2) adjusted EBITDA, (3) adjusted net income, (4) adjusted diluted earnings per share, (5) net debt, and (6) net debt to adjusted EBITDA ratio.  These non-GAAP measures adjust for certain specified items that are described in this release.  The Company believes that each of these non-GAAP financial measures is helpful in understanding its past financial performance and potential future results.  The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures.

Akorn’s management uses these measures in analyzing its business and financial condition.  Akorn’s management believes that the presentation of these and other non-GAAP financial measures provide investors greater transparency into Akorn’s ongoing results of operations allowing investors to better compare the Company’s results from period to period.

Investors should note that these non-GAAP financial measures used to present financial guidance are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.  Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and; therefore, have limits in their usefulness to investors.  In addition, from time-to-time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures.  Because of the non-standardized definitions, the non-GAAP financial measures as used by Akorn in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.

Set forth below is the definition of each non-GAAP financial measure as used by the Company in this press release and a full reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measures.

EBITDA, as defined by the Company, represents net loss before net interest expense, (benefit) provision for income taxes and depreciation and amortization.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net (loss), (minus) plus:

Interest (expense), net
(Benefit) provision for income taxes
Depreciation and amortization
Non-cash expenses, such as impairment of goodwill, impairment of intangible assets, impairment of fixed assets and other, gain on disposal of fixed assets, share-based compensation expense, and amortization of deferred financing costs
Other adjustments, such as legal settlements and various merger and acquisition-related expenses, employee retention and other compensation, legal and financial advisory fees, data integrity investigations & assessment, India costs (excluding depreciation and interest), FDA compliance related expenses, other settlements and fees and Fresenius transaction & Securities Class Action Litigation.

Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash or non-recurring operating expenses that have no impact on continuing cash flows as well as other items that are not expected to recur and therefore are not reflective of continuing operating performance.

Adjusted net income, as defined by the Company, is calculated as follows:

Net (loss), (minus) plus:

Amortization expense
Non-cash expenses, such as impairment of goodwill, impairment of intangible assets, impairment of fixed assets and other, gain on disposal of fixed assets, share-based compensation expense, and amortization of deferred financing costs
Other adjustments, such as merger and acquisition-related expenses, employee retention and other compensation, legal and financial advisory fees, data integrity investigations & assessment, India costs (excluding depreciation and interest), FDA compliance related expenses, other settlements and fees and Fresenius transaction & Securities Class Action Litigation
Less an estimated tax (benefit) provision, net of the benefit from utilizing net operating loss carry-forwards effected for the adjustments noted above.

Adjusted diluted earnings per share, as defined by the Company, is equal to adjusted net income (loss) divided by the actual or anticipated diluted share count for the applicable period.  The Company believes that adjusted net income and adjusted diluted earnings per share are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

Net debt, as defined by the Company, is gross debt including Akorn’s term loan less cash and cash equivalents.

Net debt to adjusted EBITDA ratio, as defined by the Company, is net debt divided by the trailing twelve months adjusted EBITDA.

The shortcomings of non-GAAP financial measures as guidance or performance measures are that they provide a view of the Company’s results of operations without including all events during a period.  For example, adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense.  Adjusted net income (loss) does not take into account non-cash expenses that reflect the amortization of past expenditures, or include share-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees.  Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.  Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures as presented in this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute “forward-looking statements,” including statements regarding the Company’s business plan, financial performance and the path and milestones for executing a sale of Akorn’s business, through the filing of Chapter 11 cases under the U.S. Bankruptcy Code, the Company’s continued engagement in discussions with certain of its lenders regarding the process for such potential sale of the Company’s business.  You can identify forward-looking statements by terminology such as “may,” “should,” “will,” “expect,” “continue,” “believe,” “seek,” “anticipate,” “estimate,” “intend,” “could,” “would,” “potential,” or the negative of such terms or other similar expressions.  These statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A number of important factors could cause actual results of the Company and its subsidiaries to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to: (i) the effect of the Delaware Court of Chancery’s October 1, 2018 decision against the Company and the Delaware Supreme Court’s December 7, 2018 order affirming the Chancery Court’s decision on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally, (ii) the risk that ongoing or future litigation against the defendants or related to the Chancery Court’s decision and Delaware Supreme Court’s affirmation may result in significant costs of defense, indemnification and/or liability, (iii) the outcome of the investigation conducted by the Company with the assistance of outside consultants, into alleged breaches of FDA data integrity requirements relating to product development at the Company and any actions taken by the Company, third parties or the FDA as a result of such investigations, (iv) the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any, (v) the timing and success of product launches, (vi) difficulties or delays in manufacturing, (vii) the Company’s increased indebtedness and compliance with certain covenants and other obligations under the Second Amendment to Standstill Agreement and Third Amendment to Credit Agreement (the “Second Amended Standstill Agreement”), which create material uncertainties and risks to its growth and business outlook, (viii) the Company’s obligation under the Second Amended Standstill Agreement to pay certain fees and expenses and increased interest margin, and achieve milestones for executing a sale of Akorn’s business, through the filing of Chapter 11 cases under the U.S. Bankruptcy Code,  (x) potential adverse impacts on the Company’s business and any cases commenced under Chapter 11 due to the effects of COVID-19; and (xi) such other risks and uncertainties outlined in the risk factors detailed in Part I, Item 1A, “Risk Factors,” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (as filed with the Securities and Exchange Commission (“SEC”) on February 26, 2020), Part II, Item 1A, “Risk Factors,” of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 (as filed with the SEC on May 11, 2020) and other risk factors identified from time to time in the Company’s filings with the SEC.  Readers should carefully review these risk factors, and should not place undue reliance on the Company’s forward-looking statements.  These forward-looking statements are based on information, plans and estimates at the date of this report.  The Company undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS)
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues, net	$204,693	$165,871
Cost of sales (exclusive of amortization of intangibles, included within operating expenses below)	110,149	112,358
GROSS PROFIT	94,544	53,513

Selling, general and administrative expenses	65,056	72,498
Research and development expenses	9,811	8,714
Amortization of intangibles	6,142	11,065
Impairment of goodwill	267,923	15,955
Impairment of intangible assets	—	10,354
Litigation rulings, settlements and contingencies	(7,470)	410
TOTAL OPERATING EXPENSES	341,462	118,996
OPERATING (LOSS)	(246,918)	(65,483)
Amortization of deferred financing costs	(8,629)	(1,304)
Interest expense, net	(24,364)	(14,327)
Other non-operating (expense) income, net	(261)	353

(LOSS) BEFORE INCOME TAXES	(280,172)	(80,761)
Income tax (benefit)/provision	(23,445)	1,420
NET (LOSS)	$(256,727)	$(82,181)
NET (LOSS) PER COMMON SHARE:
Net (Loss) per Common Share, basic and diluted	$(2.01)	$(0.65)
SHARES USED IN COMPUTING NET (LOSS) PER COMMON SHARE:
WEIGHTED AVERAGE BASIC AND DILUTED	127,648	125,566
COMPREHENSIVE (LOSS):
Net (loss)	$(256,727)	$(82,181)
Unrealized holding (loss) on available-for-sale securities, net of tax of $0 and $0 for the three month periods ended March 31, 2020 and 2019, respectively.	(1)	—
Foreign currency translation (loss)	(524)	(424)
Pension liability adjustment gain/(loss), net of tax of ($29) and $30 for the three month periods ended March 31, 2020 and 2019, respectively.	114	(116)
COMPREHENSIVE (LOSS)	$(257,138)	$(82,721)

AKORN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

	March 31, 2020 (Unaudited)	December 31, 2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$72,181	$144,804
Trade accounts receivable, net	187,218	134,173
Inventories, net	172,597	170,047
Prepaid expenses and other current assets	58,868	31,023
TOTAL CURRENT ASSETS	490,864	480,047
PROPERTY, PLANT AND EQUIPMENT, NET	294,499	295,533
OTHER LONG-TERM ASSETS
Goodwill	—	267,923
Intangible assets, net	209,659	215,801
Right-of-use assets, net - Operating leases	21,982	22,445
Other non-current assets	15,271	6,890
TOTAL OTHER LONG-TERM ASSETS	246,912	513,059
TOTAL ASSETS	$1,032,275	$1,288,639
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$31,118	$44,958
Income taxes payable	181	—
Accrued royalties	8,953	5,956
Accrued compensation	24,563	13,005
Current portion of long-term debt (net of deferred financing costs)	853,627	843,328
Accrued administrative fees	30,537	31,725
Current portion of accrued legal fees and contingencies	14,873	23,673
Current portion of lease liability - Operating leases	2,401	2,290
Accrued expenses and other liabilities	19,350	20,652
TOTAL CURRENT LIABILITIES	985,603	985,587
LONG-TERM LIABILITIES
Deferred tax liability	—	225
Uncertain tax liabilities	2,684	2,633
Long-term lease liability - Operating leases	21,427	22,021
Long-term portion of accrued legal fees and contingencies	31,160	33,000
Pension obligations and other liabilities	10,895	10,881
TOTAL LONG-TERM LIABILITIES	66,166	68,760
TOTAL LIABILITIES	1,051,769	1,054,347
SHAREHOLDERS’ EQUITY
Preferred stock, $1 par value - 5,000,000 shares authorized; no shares issued or outstanding at March 31, 2020 and December 31, 2019.	—	—
Common stock, no par value – 150,000,000 shares authorized; 126,276,438 and 126,145,832 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively.	598,873	595,521
Accumulated deficit	(590,665)	(333,938)
Accumulated other comprehensive (loss)	(27,702)	(27,291)
TOTAL SHAREHOLDERS’ EQUITY	(19,494)	234,292
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,032,275	$1,288,639

AKORN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
OPERATING ACTIVITIES:
Net (loss)	$(256,727)	$(82,181)
Adjustments to reconcile consolidated net (loss) to net cash (used in) operating activities:
Depreciation and amortization	13,874	18,750
Amortization of debt financing costs	8,629	1,304
Impairment of intangible assets	—	10,354
Goodwill impairment	267,923	15,955
Fixed asset impairment and other	—	10,089
Non-cash stock compensation expense	3,431	4,720
Non-cash interest expense	1,670	—
Deferred income taxes, net	(225)	(28)
Other	(83)	(31)
Changes in operating assets and liabilities:
Other non-current assets	(8,565)	584
Trade accounts receivable	(53,009)	(21,283)
Inventories, net	(2,486)	10,819
Prepaid expenses and other current assets	(27,895)	1,079
Trade accounts payable	(10,057)	722
Accrued legal fees and contingencies	(10,640)	(2,703)
Uncertain tax liabilities	51	1,420
Accrued expenses and other liabilities	12,680	(33)
NET CASH (USED IN) OPERATING ACTIVITIES	$(61,429)	$(30,463)
INVESTING ACTIVITIES:
Proceeds from disposal of assets	386	—
Purchases of property, plant and equipment	(11,531)	(10,059)
NET CASH (USED IN) INVESTING ACTIVITIES	$(11,145)	$(10,059)
FINANCING ACTIVITIES:
Stock compensation plan withholdings for employee taxes	(79)	—
Payment of contingent acquisition liabilities	—	(116)
Lease payments	(6)	(335)
NET CASH (USED IN) FINANCING ACTIVITIES	$(85)	$(451)
Effect of exchange rate changes on cash and cash equivalents	(37)	54
(DECREASE) IN CASH AND CASH EQUIVALENTS	$(72,696)	$(40,919)
Cash, cash equivalents, and restricted cash at beginning of period	145,607	225,794
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$72,911	$184,875
SUPPLEMENTAL DISCLOSURES:
Amount paid for interest	$23,803	$16,314
Amount (received) for income taxes, net	$(56)	$(14,526)
Additional capital expenditures included in accounts payable	$2,514	$4,641
Standstill Agreement related non-cash interest	$1,670	$—

Reconciliation of GAAP Net (Loss) to Non-GAAP EBITDA and Adjusted EBITDA
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
NET (LOSS)	$(256,727)	$(82,181)

ADJUSTMENTS TO ARRIVE AT EBITDA:
Interest expense, net	24,364	14,327
Depreciation expense	7,727	7,639
Amortization expense	6,147	11,111
Income tax (benefit)/provision	(23,445)	1,420
EBITDA	(241,934)	(47,684)

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES
Impairment of goodwill	267,923	15,955
Amortization of deferred financing costs	8,629	1,304
Non-cash stock compensation expense	3,431	4,720
Impairment of fixed assets and other	—	10,089
Impairment of intangible assets	—	10,354
(Gain) on disposal of fixed assets	(83)	(32)
Employee retention and other compensation(A)	9,972	2,893
Legal and financial advisory fees	9,656	5,748
FDA compliance related expenses(A)	4,669	10,991
Other settlements and fees	1,142	—
Fresenius transaction & Securities Class Action Litigation	1,275	1,706
India costs (excluding depreciation and interest)(A)	1,047	2,267
Data integrity investigations & assessment	354	4,640
Merger and acquisition-related expenses	32	(3)
Litigation rulings, settlements and contingencies	(7,470)	410
ADJUSTED EBITDA	$58,643	$23,358

(A)  Certain 2019 information has been recast to conform with 2020 presentation.  See the related tables below.

Reconciliation of GAAP Net (Loss) to non-GAAP Adjusted Net Income and Adjusted Diluted Earnings Per Share
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Net (Loss)	$(256,727)	$(82,181)

Income tax (benefit)/provision	(23,445)	1,420

(LOSS) BEFORE INCOME TAXES	$(280,172)	$(80,761)

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Impairment of goodwill (5)	267,923	15,955
Amortization of deferred financing costs (6)	8,629	1,304
Amortization expense (4)	6,147	11,111
Non-cash stock compensation expense (1, 2, 3)	3,431	4,720
Impairment of fixed assets (7)	—	10,089
Impairment of intangible assets (5)	—	10,354
(Gain) on disposal of fixed assets (1)	(83)	(32)
Employee retention and other compensation(A) (1, 2, 3)	9,972	2,893
Legal and financial advisory fees (1)	9,656	5,748
FDA compliance related expenses(A) (2,3)	4,669	10,991
Other settlements and fees (1,3)	1,142	—
Fresenius transaction & Securities Class Action Litigation (1)	1,275	1,706
India costs (excluding depreciation and interest)(A) (1,3)	1,047	2,267
Data integrity investigations & assessment (1)	354	4,640
Merger & acquisition-related expenses (1)	32	(3)
Litigation rulings, settlements and contingencies (8)	(7,470)	410
ADJUSTED INCOME BEFORE INCOME TAX	$26,552	$1,392
ADJUSTMENTS TO INCOME TAX PROVISION (BENEFIT)	(18,925)	—
TOTAL ADJUSTED INCOME TAX PROVISION (BENEFIT)	$(18,925)	$—

ADJUSTED NET INCOME	$45,477	$1,392

ADJUSTED DILUTED EARNINGS PER SHARE	$0.36	$0.01

(A) Certain 2019 information has been recast to conform with 2020 presentation.

(1) - Excluded from SG&A expenses
(2) - Excluded from R&D expenses
(3) - Excluded from Cost of sales
(4) - Excluded from Amortization of intangibles
(5) - Excluded from Impairment of goodwill, intangible assets
(6) - Excluded from Amortization of deferred financing costs
(7) - Excluded from Impairment of fixed assets
(8) - Excluded from Litigation rulings, settlements and contingencies

AKORN, INC.
Reconciliation of GAAP Debt to Non-GAAP Net Debt and Net Debt to Adjusted EBITDA Ratio
(In Thousands, Except Net Debt to Adjusted EBITDA Ratio)

March 31, 2020
GAAP Debt	$853,627
Cash and cash equivalents	72,181
Net debt	$781,446

Adjusted EBITDA, trailing twelve months ended	$158,973

Net debt to adjusted EBITDA ratio	4.9

Reconciliation 2019 of GAAP Net (Loss) Income to Non-GAAP EBITDA and Recast Adjusted EBITDA
(In Thousands)
(Unaudited)

	Three Months Ended				Year Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	2019
NET (LOSS)	$(82,181)	$(111,599)	$47,670	$(80,660)	$(226,770)

ADJUSTMENTS TO ARRIVE AT EBITDA:
Interest expense, net	14,327	17,341	18,982	18,703	69,353
Depreciation expense	7,639	7,419	7,734	7,683	30,475
Amortization expense	11,111	9,954	9,380	9,380	39,825
Income tax (benefit)/provision	1,420	1,482	(66,257)	2,347	(61,008)
EBITDA	(47,684)	(75,403)	17,509	(42,547)	(148,125)

NON-CASH AND OTHER NON-RECURRING INCOME AND EXPENSES
Impairment of goodwill	15,955	—	—	—	15,955
Amortization of deferred financing costs	1,304	5,654	8,581	16,014	31,554
Non-cash stock compensation expense	4,720	5,589	5,726	5,246	21,281
Impairment of fixed assets and other	10,089	138	158	29,509	39,894
Impairment of intangible assets	10,354	393	—	18,750	29,498
(Gain) on disposal of fixed assets	(32)	2	—	(2)	(32)
Employee retention and other compensation	2,893	2,545	3,411	2,665	11,515
Legal and financial advisory fees	5,748	4,290	1,511	4,877	16,425
FDA compliance related expenses	10,991	11,851	4,566	7,738	35,145
Fresenius transaction & Securities Class Action Litigation	1,706	1,740	2,689	1,817	7,952
India costs (excluding depreciation and interest)	2,267	1,446	1,431	1,264	6,408
Data integrity investigations & assessment	4,640	3,380	2,660	1,327	12,006
Merger and acquisition-related expenses	(3)	9	21	6	33
Litigation rulings, settlements and contingencies	410	74,469	(11,625)	(19,075)	44,179
ADJUSTED EBITDA	$23,358	$36,103	$36,638	$27,589	$123,688

Note:  FDA compliance related expenses and India costs (excluding depreciation and interest) are now included as adjustments to EBITDA to conform to current year presentation.  In addition, expense related to the 2019 Cash LTIP program has also been included as adjustments to EBITDA to conform to current year presentation and are included within Employee retention and other compensation.

Reconciliation of 2019 GAAP Net (Loss) Income to non-GAAP Recast Adjusted Net Income and Recast Adjusted Diluted Earnings Per Share
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended				Year Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	2019
Net (Loss)	$(82,181)	$(111,599)	$47,670	$(80,660)	$(226,770)

Income tax (benefit)/provision	1,420	1,482	(66,257)	2,347	(61,008)

(LOSS) BEFORE INCOME TAXES	$(80,761)	$(110,117)	$(18,587)	$(78,313)	$(287,778)

ADJUSTMENTS TO ARRIVE AT ADJUSTED NET INCOME:
Impairment of goodwill (5)	15,955	—	—	—	15,955
Amortization of deferred financing costs (6)	1,304	5,654	8,581	16,014	31,554
Amortization expense (4)	11,111	9,954	9,380	9,380	39,825
Non-cash stock compensation expense (1, 2, 3)	4,720	5,589	5,726	5,246	21,281
Impairment of fixed assets (7)	10,089	138	158	29,509	39,894
Impairment of intangible assets (5)	10,354	393	—	18,750	29,498
(Gain) on disposal of fixed assets (1)	(32)	2	—	(2)	(32)
Employee retention and other compensation (1, 2, 3)	2,893	2,545	3,411	2,665	11,515
Legal and financial advisory fees (1)	5,748	4,290	1,511	4,877	16,425
FDA compliance related expenses (2,3)	10,991	11,851	4,566	7,738	35,145
Fresenius transaction & Securities Class Action Litigation (1)	1,706	1,740	2,689	1,817	7,952
India costs (excluding depreciation and interest) (1,3)	2,267	1,446	1,431	1,264	6,408
Data integrity investigations & assessment (1)	4,640	3,380	2,660	1,327	12,006
Merger & acquisition-related expenses (1)	(3)	9	21	6	33
Litigation rulings and settlements (8)	410	74,469	(11,625)	(19,075)	44,179
ADJUSTED INCOME BEFORE INCOME TAX	$1,392	$11,343	$9,922	$1,203	$23,860

ADJUSTED NET INCOME	$1,392	$11,343	$9,922	$1,203	$23,860

ADJUSTED DILUTED EARNINGS PER SHARE	$0.01	$0.09	$0.08	$0.01	$0.19

Note: FDA compliance related expenses and India costs (excluding depreciation and interest) are now included as adjustments to EBITDA to conform to current year presentation. In addition, expense related to the 2019 Cash LTIP program has also been included as adjustments to EBITDA to conform to current year presentation and are included within Employee retention and other compensation.

(1) - Excluded from SG&A expenses
(2) - Excluded from R&D expenses
(3) - Excluded from Cost of sales
(4) - Excluded from Amortization of intangibles
(5) - Excluded from Impairment of goodwill, intangible assets
(6) - Excluded from Amortization of deferred financing costs
(7) - Excluded from Impairment of fixed assets
(8) - Excluded from Litigation rulings, settlements and contingencies

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